______________________________________

AMENDMENT NO. 1

Dated as of July 31, 2006

to

POOLING AND SERVICING AGREEMENT

Dated as of March 1, 2006

among

J.P. MORGAN ACCEPTANCE CORPORATION I,

Depositor,

J.P. MORGAN MORTGAGE ACQUISITION CORP.,

Seller,

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

Securities Administrator and Servicer,

U.S. BANK NATIONAL ASSOCIATION

Trustee

and

PENTALPHA SURVEILLANCE LLC

Trust Oversight Manager

J.P. Morgan Mortgage Acquisition Corp. 2006-FRE2

Asset Backed Pass-Through Certificates, Series 2006-FRE2

______________________________________

THIS AMENDMENT NO. 1, dated as of July 31, 2006 (the “Amendment”), to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of March 1, 2006, among J.P. MORGAN ACCEPTANCE CORPORATION I, a Delaware corporation, as depositor (the “Depositor”), J.P. MORGAN MORTGAGE ACQUISITION CORP., a Delaware corporation, as seller (in such capacity, the “Seller”), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association, as servicer (in such capacity, the “Servicer”), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association, as securities administrator (in such capacity, the “Securities Administrator”), U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the “Trustee”) and PENTALPHA SURVEILLANCE LLC, as trust oversight manager (in such capacity, the “Trust Oversight Manager”).

W I T N E S S E T H

WHEREAS, the Depositor, the Seller, the Servicer, the Securities Administrator, the Trustee and the Trust Oversight Manager entered into the Pooling and Servicing Agreement;

WHEREAS, the parties hereto wish to amend the Pooling and Servicing Agreement as set forth herein;

WHEREAS, Section 11.01 of the Pooling and Servicing Agreement permits amendments to the Pooling and Servicing Agreement to correct, modify or supplement any provisions therein (including to give effect to the expectations of Certificateholders);

WHEREAS, Section 11.01 of the Pooling and Servicing Agreement provides that the Securities Administrator and the Trustee shall be entitled to receive an Opinion of Counsel to the effect that any such amendment will not result in the imposition of any federal income tax on any REMIC created under the Pooling and Servicing Agreement pursuant to the REMIC Provisions or cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding;

WHEREAS, Section 11.01 of the Pooling and Servicing Agreement provides that the Securities Administrator shall be entitled to receive an Opinion of Counsel to the effect that any such amendment shall not adversely affect in any material respect the interests of any Certificateholder

WHEREAS, the Trustee and the Securities Administrator have each received such Opinions of Counsel to which they are entitled;

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1.

DEFINED TERMS.

For purposes of this Amendment, unless the context clearly requires otherwise, all capitalized terms which are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement.

SECTION 2.

AMENDMENTS.

Section 1.03 is hereby deleted in its entirety and replaced by the following:

The Securities Administrator shall elect that each of REMIC I, REMIC II, and REMIC III be treated as a REMIC under Section 860D of the Code.  Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections.  The assets of REMIC I shall include the Mortgage Loans, the accounts (other than the Net WAC Reserve Fund and the Supplemental Interest Account), any REO Property, and any proceeds of the foregoing.  The Supplemental Interest Trust and any assets thereof shall not be an asset of any REMIC formed hereby.  The REMIC I Regular Interests shall constitute the assets of REMIC II.   The REMIC II Regular Interests shall constitute the assets of REMIC III (the “Master REMIC”).  The Class R Certificate represents ownership of the sole class of residual interest in each of the REMIC II and the Master REMIC.

REMIC I:

The following table sets forth the designations, principal balances, and interest rates for each interest in REMIC I, each of which (other than the R-I interest) is hereby designated as a regular interest in REMIC I (the “REMIC I Regular Interests”):

Class Designation	Initial Principal Balance	Interest Rate
T1-A	(5)	(1)
T1-F1	$ 5,618,608.37	(2)
T1-V1	$ 5,618,608.37	(3)
T1-F2	$ 6,489,926.00	(2)
T1-V2	$ 6,489,926.00	(3)
T1-F3	$ 7,346,223.74	(2)
T1-V3	$ 7,346,223.74	(3)
T1-F4	$ 8,182,398.18	(2)
T1-V4	$ 8,182,398.18	(3)
T1-F5	$ 8,993,665.47	(2)
T1-V5	$ 8,993,665.47	(3)
T1-F6	$ 9,774,848.59	(2)
T1-V6	$ 9,774,848.59	(3)
T1-F7	$ 457,063.19	(2)
T1-V7	$ 457,063.19	(3)
T1-F8	$ 11,228,336.71	(2)
T1-V8	$ 11,228,336.71	(3)
T1-F9	$ 11,885,980.03	(2)
T1-V9	$ 11,885,980.03	(3)
T1-F10	$ 12,380,973.17	(2)
T1-V10	$ 12,380,973.17	(3)
T1-F11	$ 12,832,999.44	(2)
T1-V11	$ 12,832,999.44	(3)
T1-F12	$ 13,238,704.83	(2)
T1-V12	$ 13,238,704.83	(3)
T1-F13	$ 13,594,948.89	(2)
T1-V13	$ 13,594,948.89	(3)
T1-F14	$ 13,900,001.45	(2)
T1-V14	$ 13,900,001.45	(3)
T1-F15	$ 14,151,132.06	(2)
T1-V15	$ 14,151,132.06	(3)
T1-F16	$ 14,346,516.03	(2)
T1-V16	$ 14,346,516.03	(3)
T1-F17	$ 14,559,815.05	(2)
T1-V17	$ 14,559,815.05	(3)
T1-F18	$ 14,559,988.24	(2)
T1-V18	$ 14,559,988.24	(3)
T1-F19	$ 14,882,450.80	(2)
T1-V19	$ 14,882,450.80	(3)
T1-F20	$ 58,107,662.56	(2)
T1-V20	$ 58,107,662.56	(3)
T1-F21	$ 173,025,572.73	(2)
T1-V21	$ 173,025,572.73	(3)
T1-F22	$ 1,162,894.71	(2)
T1-V22	$ 1,162,894.71	(3)
T1-F23	$ 1,114,853.07	(2)
T1-V23	$ 1,114,853.07	(3)
T1-F24	$ 1,068,930.66	(2)
T1-V24	$ 1,068,930.66	(3)
T1-F25	$ 1,025,026.95	(2)
T1-V25	$ 1,025,026.95	(3)
T1-F26	$ 983,046.51	(2)
T1-V26	$ 983,046.51	(3)
T1-F27	$ 809,143.53	(2)
T1-V27	$ 809,143.53	(3)
T1-F28	$ 133,755.22	(2)
T1-V28	$ 133,755.22	(3)
T1-F29	$ 87,047.65	(2)
T1-V29	$ 87,047.65	(3)
T1-F30	$ 220,145.30	(2)
T1-V30	$ 220,145.30	(3)
T1-F31	$ 219,079.64	(2)
T1-V31	$ 219,079.64	(3)
T1-F32	$ 217,647.51	(2)
T1-V32	$ 217,647.51	(3)
T1-F33	$ 44,976.67	(2)
T1-V33	$ 44,976.67	(3)
T1-F34	$ 115,600.89	(2)
T1-V34	$ 115,600.89	(3)
T1-F35	$ 55,310.35	(2)
T1-V35	$ 55,310.35	(3)
T1-F36	$ 213,827.77	(2)
T1-V36	$ 213,827.77	(3)
T1-F37	$ 211,503.93	(2)
T1-V37	$ 211,503.93	(3)
T1-F38	$ 208,945.95	(2)
T1-V38	$ 208,945.95	(3)
T1-F39	$ 178,173.56	(2)
T1-V39	$ 178,173.56	(3)
T1-F40	$ 28,007.54	(2)
T1-V40	$ 28,007.54	(3)
T1-F41	$ 203,234.63	(2)
T1-V41	$ 203,234.63	(3)
T1-F42	$ 200,129.72	(2)
T1-V42	$ 200,129.72	(3)
T1-F43	$ 196,887.78	(2)
T1-V43	$ 196,887.78	(3)
T1-F44	$ 193,528.52	(2)
T1-V44	$ 193,528.52	(3)
T1-F45	$ 10,824.67	(2)
T1-V45	$ 10,824.67	(3)
T1-F46	$ 798,977.86	(2)
T1-V46	$ 798,977.86	(3)
T1-F47	$ 1,293,118.06	(2)
T1-V47	$ 1,293,118.06	(3)
T1-F48	$ 1,996,625.09	(2)
T1-V48	$ 1,996,625.09	(3)
T1-F49	$ 2,729,940.81	(2)
T1-V49	$ 2,729,940.81	(3)
R-I	(4)	(4)

___________________________

(1)

For any Distribution Date (and the related Interest Accrual Period), the interest rate for the Class T1-A Interest shall be the Net WAC Rate, determined without regard to the Swap Agreement (the “REMIC Net WAC Rate”).

(2)

For any Distribution Date (and the related Interest Accrual Period), the interest rate for each of these interests shall be the lesser of (i) the REMIC Swap Rate for such Distribution Date, and (ii) the product of (a) the REMIC Net WAC Rate and (b) 2.

(3)

For any Distribution Date (and the related Interest Accrual Period), the interest rate for each of these interests shall be the excess, if any, of (i) the product of (a) the REMIC Net WAC Rate and (b) 2, over (ii) the REMIC Swap Rate for such Distribution Date.

(4)

The Class R-I interest shall not have a principal amount and shall not bear interest.  The Class R-I interest is hereby designated as the sole class of residual interest in REMIC I.

(5)

This interest shall have an initial principal balance equal to the aggregate principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate initial principal balance of each other regular interest in REMIC I.

On each Distribution Date, the Securities Administrator shall first pay or charge as an expense of  REMIC I all expenses of the Trust Fund for such Distribution Date, other than any Net Swap Payment or Swap Termination Payment required to be made from the Trust Fund.

On each Distribution Date, the Securities Administrator shall distribute the aggregate Interest Remittance Amount for each Group (net of expenses described in the preceding paragraph) with respect to each of the REMIC I Regular Interests based on the above-described interest rates.

On each Distribution Date, the Securities Administrator shall distribute the aggregate Principal Remittance Amount with respect to each Group with respect to the REMIC I Regular Interests, first to the Class T1-A Interest until its principal balance is reduced to zero, and then sequentially, to the other REMIC I Regular Interests in ascending order of their numerical class designation, and, with respect to each pair of classes having the same numerical designation, in equal amounts to each such class, until the principal balance of each such class is reduced to zero.  All losses on the Mortgage Loans shall be allocated among the REMIC I Regular Interests in the same manner that principal distributions are allocated.

On each Distribution Date, the Securities Administrator shall distribute an amount equal to the amount then on deposit in the Distribution Account that represents Prepayment Premiums to the Class T1-F49 Interest.

REMIC II:

The following table sets forth the designations, principal balances, and interest rates for each interest in REMIC II, each of which (other than the R-II interest) is hereby designated as a regular interest in REMIC II (the “REMIC II Regular Interests”):

REMIC II Class Designation	REMIC II Interest Rate	Initial Class Principal Amount	Corresponding Class of Certificate(s)
T2-A1	(1)	½ Corresponding Class balance	A-1
T2-A2	(1)	½ Corresponding Class balance	A-2
T2-A3	(1)	½ Corresponding Class balance	A-3
T2-A4	(1)	½ Corresponding Class balance	A-4
T2-M1	(1)	½ Corresponding Class balance	M-1
T2-M2	(1)	½ Corresponding Class balance	M-2
T2-M3	(1)	½ Corresponding Class balance	M-3
T2-M4	(1)	½ Corresponding Class balance	M-4
T2-M5	(1)	½ Corresponding Class balance	M-5
T2-M6	(1)	½ Corresponding Class balance	M-6
T2-M7	(1)	½ Corresponding Class balance	M-7
T2-M8	(1)	½ Corresponding Class balance	M-8
T2-M9	(1)	½ Corresponding Class balance	M-9
T2-M10	(1)	½ Corresponding Class balance	M-10
T2-M11	(1)	½ Corresponding Class balance	M-11
T2-Accrual	(1)	(4)	N/A
T2-IO	(2)	(2)	N/A
R-II	(3)	(3)	R

___________________________

(1)

For any Distribution Date (and the related Interest Accrual Period), the interest rate for each of these interests is a per annum rate equal to the weighted average of the interest rates on the REMIC I Regular Interests for such Distribution Date, provided, however, that for any Distribution Date on which the T2-IO Interest is entitled to a portion of the interest accruals on a REMIC I Regular Interest having an “F” in its class designation, as described in footnote two below, such weighted average shall be computed by first subjecting the rate on such REMIC I Regular Interest to a cap equal to the product of (i) two, and (ii) Swap LIBOR for such Distribution Date (the “REMIC II Net WAC Rate”).

(2)

The Class T2-IO is an interest only class that does not have a principal balance.  For the applicable Distribution Date listed in the first column in the table below, the Class T2-IO shall be entitled to interest accrued on each REMIC I Regular Interest listed in the second column in the table below at a per annum rate equal to the excess, if any, of (i) the interest rate for each such REMIC I Regular Interest for such Distribution Date over (ii) the product of (a) two, and (b) Swap LIBOR for such Distribution Date.

Distribution Dates	REMIC I Class Designation
1	Class T1-F1 through T1-F49
2	Class T1-F2 through T1-F49
3	Class T1-F3 through T1-F49
4	Class T1-F4 through T1-F49
5	Class T1-F5 through T1-F49
6	Class T1-F6 through T1-F49
7	Class T1-F7 through T1-F49
8	Class T1-F8 through T1-F49
9	Class T1-F9 through T1-F49
10	Class T1-F10 through T1-F49
11	Class T1-F11 through T1-F49
12	Class T1-F12 through T1-F49
13	Class T1-F13 through T1-F49
14	Class T1-F14 through T1-F49
15	Class T1-F15 through T1-F49
16	Class T1-F16 through T1-F49
17	Class T1-F17 through T1-F49
18	Class T1-F18 through T1-F49
19	Class T1-F19 through T1-F49
20	Class T1-F20 through T1-F49
21	Class T1-F21 through T1-F49
22	Class T1-F22 through T1-F49
23	Class T1-F23 through T1-F49
24	Class T1-F24 through T1-F49
25	Class T1-F25 through T1-F49
26	Class T1-F26 through T1-F49
27	Class T1-F27 through T1-F49
28	Class T1-F29 through T1-F49
29	Class T1-F35 through T1-F49
30	Class T1-F40 through T1-F49
31	Class T1-F46 through T1-F49
32	Class T1-F47 through T1-F49
33	Class T1-F48 through T1-F49
34	Class T1-F49
35	Class T1-F34 through T1-F49
36	Class T1-F28 through T1-F49
37	Class T1-F30 through T1-F49
38	Class T1-F31 through T1-F49
39	Class T1-F32 through T1-F49
40	Class T1-F33 through T1-F49
41	Class T1-F36 through T1-F49
42	Class T1-F37 through T1-F49
43	Class T1-F38 through T1-F49
44	Class T1-F39 through T1-F49
45	Class T1-F41 through T1-F49
46	Class T1-F42 through T1-F49
47	Class T1-F43 through T1-F49
48	Class T1-F44 through T1-F49
49	Class T1-F45 through T1-F49

(3)

The Class R-II interest is the sole class of residual interests in REMIC II  It does not have an interest rate or a principal balance.

(4)

This interest shall have an initial principal balance equal to the aggregate principal balance of all the Mortgage Loans as of the Cut-off Date minus the aggregate initial principal balance of each other regular interest in REMIC II.

On each Distribution Date, interest shall be distributed on the REMIC II Regular Interests based on the above-described interest rates, provided, however, that interest that accrues on the Class T2-Accrual Interest shall be deferred in an amount equal to one-half of the increase, if any, in the Overcollateralized Amount for such Distribution Date.  Any interest so deferred shall itself bear interest at the interest rate for the Class T2-Accrual Interest.  An amount equal to the interest so deferred shall be distributed as additional principal on the other REMIC II Regular Interests having a principal balance in the manner described under priority First below.

On each Distribution Date principal shall be distributed, and Realized Losses shall be allocated, among the REMIC II Regular Interests in the following order of priority:

First, to the Class T2-A1, Class T2-A2, Class T2-A3, Class T2-A4, Class T2-M1, Class T2-M2, Class T2-M3, Class T2-M4, Class T2-M5, Class T2-M6, Class T2-M7, Class T2-M8, Class T2-M9, Class T2-M10, and Class T2-M11 Interests until the principal balance of each such REMIC II Regular Interest equals one-half of the Class Principal Amount of the Corresponding Class of Certificates immediately after such Distribution Date; and

Second, to the Class T2-Accrual Interest, any remaining amounts.

On each Distribution Date, the Securities Administrator shall be deemed to have distributed the Prepayment Premiums passed through with respect to the Class T1-F49 REMIC I Regular Interests on such Distribution Date to the Class T2-Accrual Interest.

Master REMIC:

The following table sets forth characteristics of the Certificates, each of which, except for the Class R Certificates, is hereby designated as a “regular interest” in the REMIC III:

Class	Original Class Principal Amount	Pass-Through Rate
Class A-1	$267,476,000	(1)
Class A-2	$205,034,000	(1)
Class A-3	$221,945,000	(1)
Class A-4	$25,365,000	(1)
Class M-1	$46,966,000	(1)
Class M-2	$34,505,000	(1)
Class M-3	$21,087,000	(1)
Class M-4	$17,732,000	(1)
Class M-5	$16,773,000	(1)
Class M-6	$15,815,000	(1)
Class M-7	$14,377,000	(1)
Class M-8	$13,419,000	(1)
Class M-9	$10,064,000	(1)
Class M-10	$10,543,000	(1)
Class M-11	$9,585,000	(1)
Class C	(2)	(2)
Class P	$100	(3)
Class R (4)	N/A	N/A

(1)

The lesser of the related Formula Rate and the Net WAC Rate.  Any entitlement to Net WAC Rate Carryover Amounts shall not be an obligation of any REMIC created hereunder.  For purposes of the REMIC Provisions, the reference to “Net WAC Rate” in the preceding sentence shall be deemed to be a reference to the REMIC II Net WAC Rate; therefore, on any Distribution Date on which the Pass-Through Rate for any Certificate exceeds the REMIC II Net WAC Rate, interest accruals based on such excess shall be treated as having been paid from the Net WAC Rate Reserve Fund or the Supplemental Interest Trust, as applicable; on any Distribution Date on which the Pass-Through Rate on a Class of Certificates is based on the Net WAC Rate, the amount of interest that would have accrued on such Class of Certificates if the REMIC II Net WAC Rate were substituted for the Net WAC Rate shall be treated as having been paid by the holder of such Certificate to the Supplemental Interest Trust, all pursuant to and as further provided in Section 10.01(k) hereof.

(2)

The Class C Certificates shall represent ownership of a regular interest (the “Class C Interest”), which shall comprise two notional components, the first of which has a notional balance equal to the aggregate Stated Principal Balance of the Mortgage Loans.  The interest rate of the Class C Interest shall be a rate sufficient to cause all net interest from the Mortgage Loans to accrue on the Class C Interest that is in excess of the amount of interest that accrues on the Class A Certificates and the Class M Certificates.  For any Distribution Date, the Pass-Through Rate in respect of the Class C Interest shall be the excess of: (i) the REMIC II Net WAC Rate over (ii) the product of: (A) two and (B) the weighted average interest rate of the REMIC II Regular Interests (other than any interest-only regular interest) and the Class T2-Accrual Interest, where the Class T2-Accrual Interest is subject to a cap equal to zero and each remaining REMIC II Regular Interest  is subject to a cap equal to the Pass-Through Rate on its Corresponding Class.  The second notional component represents the right to receive all distributions in respect of the Class T2-IO Interest in REMIC II (the “T-I Interest”). The Class C Interest shall also be entitled to principal equal to the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date (less $100.00) over the aggregate Class Principal Amount of the Class A Certificates and Class M Certificates as of the Closing Date.  Such principal balance shall not bear interest.  Also, the Class C Certificates shall represent beneficial ownership of (i) the Net WAC Reserve Fund, (ii) the Supplemental Interest Trust, and (iii) an interest in the interest rate cap contracts described in Section 10.01(k) hereof.

(3)

The Class P Certificates shall not be entitled to payments of interest, but shall be entitled to receive all Prepayment Premiums in respect of the Mortgage Loans.

(4)

REMIC III shall also issue the R-III interest, which shall not have a principal amount and shall not bear interest.  The R-III interest is hereby designated as the sole class of residual interest in REMIC III.  The Class R Certificates shall represent the beneficial ownership of the R-II and R-III interests.

The foregoing REMIC structure is intended to cause all of the cash from the Mortgage Loans to flow through to the Master REMIC as cash flow on a REMIC regular interest, without creating any shortfall, actual or potential (other than for credit losses), to any REMIC regular interest.  To the extent that the structure is believed to diverge from such intention, the party identifying any ambiguity or drafting error shall notify the other parties hereto, and the parties hereto shall attempt to resolve such ambiguity or correct such drafting error in accordance with Section 11.01 to accomplish such intention.

SECTION 3.  EFFECT OF AMENDMENT.

Upon execution of this Amendment, the Pooling and Servicing Agreement shall be, and be deemed to be, modified and amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of the Depositor, Seller, Servicer, Securities Administrator and the Trustee shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment shall be deemed to be part of the terms and conditions of the Pooling and Servicing Agreement for any and all purposes.  Except as modified and expressly amended by this Amendment, the Pooling and Servicing Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.  Neither the Trustee nor the Securities Administrator makes any representation or warranty as to validity or sufficiency of this Amendment.

SECTION 4.  BINDING EFFECT.

The provisions of this Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Depositor, Seller, Servicer, Securities Administrator, the Trustee and the Trust Oversight Manager.

SECTION 5.  GOVERNING LAW.

This Amendment shall be construed in accordance with the substantive laws of the State of New York (without regard to conflict of law principles) and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such laws.

SECTION 6.  SEVERABILITY OF PROVISIONS.

If any one or more of the provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or terms of this Amendment.

SECTION 7.  SECTION HEADINGS.

The section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

SECTION 8.  COUNTERPARTS.

This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

[signature pages follow]

IN WITNESS WHEREOF, the Depositor, the Seller, the Servicer, the Securities Administrator, the Trustee and the Trust Oversight Manager have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

J.P. MORGAN ACCEPTANCE CORPORATION I,
as Depositor

By:  /s/ Thomas Roh
Name:  Thomas Roh
Title:  Vice President

J.P. MORGAN MORTGAGE ACQUISITION CORP.,
as Seller

By:  /s/ Thomas Roh
Name:  Thomas Roh
Title:  Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Servicer

By:  /s/ Kim Urbanek
Name:  Kim Urbanek
Title:  Assistant Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Securities Administrator

By:  /s/ Pei Huang
Name:  Pei Huang
Title:  Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:  /s/ Melissa Rosal
Name:  Melissa Rosal
Title:  Vice President

PENTALPHA SURVEILLANCE LLC,

as Trust Oversight Manager

By:  /s/Jim Callahan
Name:  Jim Callahan
Title: Exec. Director